UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

OCCIDENTAL DEVELOPMENT GROUP INC.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada                       000-25335               88-0409024

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(State or Other Jurisdiction        (Commission         ( I.R.S. Employer

of Incorporation)               File Number)         Identification No.)

256 S. Robertson Blvd., Beverly Hills, CA                      90211

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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (310)358-3323

Intelligent Living Corp.

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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e -4(c))

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Item 5.03.

Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Change of Company’s Name to Occidental Development Group Inc. and Reverse Stock Split

On July 17, 2013, our Board of Directors authorized the merger with our wholly-owned subsidiary, Occidental Development Group Inc., and in the merger the name of our company was changed to Occidental Development Group Inc. (effective upon approval for trading purposes by FINRA).  On July 17, 2013, the Board also approved the filing with the Secretary of State of Nevada a Certificate of Change that effected a 1:10 reverse split in our outstanding common stock and a reduction of our authorized common stock in the same 1:10 ratio, from 800,000,000 shares to 80,000,000 shares.  Both of these corporate actions were permitted to be taken by the Company’s Board of Directors without stockholder approval under Nevada NRS 92A.180 (for the merger with the subsidiary and name change) and NRS 78.207 (for the change in authorized and outstanding stock).

The change of the Company’s name to Occidental Development Group Inc. and the 1:10 reverse split with the concurrent reduction of our authorized common stock in the same ratio were approved by FINRA and effective for trading purposes on August 19, 2013.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

3.3

Certificate of Merger with Subsidiary Amending Articles of Incorporation to change name of Company to Occidental Development Group Inc., filed effective August 19, 2013, filed herewith.

3.4

Certificate of Change, filed effective August 19, 2013, filed herewith.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            OCCIDENTAL DEVELOPMENT GROUP INC.

                            By /s/ MICHAEL F. HOLLORAN

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                               Michael F. Holloran

                               President

Date: August 21, 2013